Exhibit 3.194

AMENDED AND RESTATED BYLAWS

SHAW’S REALTY CO.

ARTICLE I.

OFFICES

Section 1.01. Offices. The corporation may have such offices, within or without the State of Maine as the Board of Directors shall from time to time determine or as the business of the Corporation may require.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 2.01. Place and Time of Meetings. Meetings of the shareholders may be held at any place, within or without the State of Maine, designated by the Board of Directors and, in the absence of such designation, shall be held at the office of the Corporation in the State of Minnesota. The Directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o’clock a.m. The Board of Directors may, in its sole discretion, determine that any meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 709 of the Maine Business Corporation Act (the “Act”).

Section 2.02. Annual Meetings. The first annual meeting of the shareholders shall be held on a day designated by the Board of Directors, which shall be not more than sixteen (16) months after the date of incorporation. If the Board of Directors fails to determine the time, date and place for the annual meeting and the shareholders have not elected directors by written or electronic transmission of consent as permitted by law, the annual meeting, beginning in the year after the date of incorporation and subject to the power of the shareholders to change the date, shall be held on the same day or, if that day shall fall upon a legal holiday, on the next succeeding business day. Shareholders may act by written or electronic transmission of consent to elect director.

Section 2.03. Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chairman of the Board, the President, or by resolutions of the Board of Directors. Notice of each special meeting shall be given in accordance with Section 2.07 of these Bylaws. Unless otherwise permitted by law, business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.

Section 2.04. Quorum, Adjourned Meetings. Unless otherwise required by law or the Certificate of Organization, the holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting. In case a quorum shall not be present at a meeting, those present shall adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.05. Voting. At each meeting of the shareholders at which a quorum is present in person or by proxy, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Certificate of Organization provides otherwise, shall have one vote for each share having voting power registered in his name on the books of the Corporation. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except where otherwise required by statute, the Certificate of Organization or these Bylaws.

Section 2.06. Closing of Books. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the twentieth (20th) day preceding the date of such meeting.

Section 2.07. Notice of Meetings. There shall be mailed to, or transmitted electronically to, each shareholder shown by the books of the Corporation to be a holder of record voting shares, at his address as shown by the books of the Corporation, a notice setting out the time and place of each annual meeting and each special meeting. Except as otherwise provided by law, the Certificate of Organization or these Bylaws, such notice shall be mailed or transmitted electronically not less than 10 days nor more than 60 days before the date of any such meeting. If mailed, notice to shareholders shall be deemed given when deposited in the mail, postage prepaid. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, pursuant to Section 2.03, and the business transacted at all special meetings shall be confined to the purpose stated in the call.

Section 2.08. Waiver of Notice. Notice of any annual or special meeting may be waived either before, at, or after such meeting in a writing signed by each shareholder or representative thereof entitled to vote the shares so represented.

Section 2.09. Written Action. Unless otherwise restricted by the Certificate of Organization, any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders of the Corporation entitled to vote thereon and shall be delivered to the Corporation by delivery to its registered office in Maine, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III.

DIRECTORS

Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Organization or these Bylaws.

Section 3.02. Number, Qualification and Term of Office. The number of Directors of the Corporation shall be no less than one (1), the exact number to be determined from time to time by resolution of the Board of Directors. Directors need not be shareholders. Each of the Directors shall hold office until the annual meeting of shareholders next held after his election and until his successor shall have been elected and shall qualify, or until his or her earlier death, resignation, disqualification or removal.

Section 3.03. Annual Meeting. As soon as practicable after each annual election of Directors, the Board of Directors shall meet at the registered office of the corporation, or at such other place within or without the State of Maine as may be designated by the Board of Directors, for the purpose of electing the officers of the Corporation and for the transaction of such other business as shall come before the meeting.

Section 3.04. Regular Meetings. Regular meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Maine as may be fixed by resolution adopted by a majority of the whole Board of Directors or as determined by written or electronic transmission of consent.

Section 3.05. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President, the Secretary or by a majority of the Directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

Section 3.06. Notice of Meetings. No notice need be given of any annual or regular meeting of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary who shall give at least forty-eight (48) hours’ notice thereof to each Director by mail, telephone, telegram, electronic transmission or in person.

Section 3.07. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived either before, at or after such meeting in writing signed by each Director. A Director, by his attendance and participation in the action taken at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting.

Section 3.08. Quorum. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business except that when a vacancy or vacancies exist, a majority of the remaining Directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

Section 3.09. Vacancies: Newly Created Directorships. Unless otherwise provided by law or in the Certificate of Organization, vacancies occurring in any directorship and newly created directorships may be filled by a majority vote of the remaining directors then in office. Any director so chosen shall hold office for the unexpired term of his or her predecessor in the case of a director elected to fill a vacancy, until the next annual meeting of shareholders in the case of a director elected to fill a newly created directorship, and in each case until his or her successor shall be elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Section 3.10. Removal. The entire Board of Directors or any individual Director may be removed from office, with or without cause at any time, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of Directors.

Section 3.11. Executive Committee. The Board of Directors may, by resolution, establish an Executive Committee consisting of one or more Directors. Such Committee may meet at stated times or on notice to all given by any of their own number. During the intervals between meetings of the Board of Directors, such Committee shall advise and aid the officers of the Corporation in all matters concerning the business and affairs of the Corporation and, generally, perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board of Directors may, by resolution, delegate to such Committee authority to exercise all the powers of the Board of Directors, except such committee shall not have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the shareholders, any action or matter (other than the election or removal of Directors) expressly required by the Act to be submitted to shareholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation, Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

Section 3.12. Other Committees. The Board of Directors may establish other committees from time to time making such regulations, as it deems advisable, with respect to the membership, authority and procedures of such committees.

Section 3.13. Written Action. Unless otherwise restricted by law or by the Certificate of Organization, any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if done in writing and signed by all of the Directors. Any action which may be taken at a meeting of any duly constituted committee of the Board of Directors may be taken without a meeting if done in writing and signed by all of the committee members.

Section 3.14. Conference Communications. Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication technique whereby all persons participating in the meeting can hear and communicate to each other. For the purpose of establishing a quorum and taking any action at the meeting, such Directors participating pursuant to this Section 3.14 shall be deemed present in person at the meeting.

Section 3.15. Compensation. Directors shall receive no compensation for attendance at Board meetings except as may be determined from time to time by vote of the shareholders. All Directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any Director from serving this Corporation in any other capacity and receiving proper compensation therefor.

ARTICLE IV.

OFFICERS

Section 4.01. Number. The officers of the Corporation shall consist of a Chairman of the Board (if one is elected by the Board); the President, who shall be the chief executive officer of the Corporation; one or more Vice Presidents (if desired by the Board); a Secretary; a Treasurer, and such other officers and agents as may from time to time be elected by the Board of Directors. Any two offices, except those of President and Vice President, may be held by one person.

Section 4.02. Election, Term of Office and Qualifications. At each annual meeting of the Board of Directors, the Board shall elect, from within or without their number, the President, the Secretary, the Treasurer, and such other officers and agents as may be deemed advisable. Such officers shall hold office until the next annual meeting of the Directors and until their successors are elected and qualify or until his or her earlier resignation or removal.

Section 4.03. Removal and Vacancies. Any officer may be removed from his office at any time by the Board of Directors, with or without cause. If there be a vacancy among the officers of the Corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

Section 4.04. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and Board of Directors and shall have such other duties as may be prescribed from time to time by the Board of Directors.

Section 4.05. President. The President shall be the Chief Executive Officer and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision of the Board of Directors. In the absence, disability or refusal of the Chairman of the Board to act, or the vacancy of such office, he or she shall preside at all meetings of the shareholders and Board of Directors. He or she shall perform such other duties as prescribed from time to time by the Board of Directors or these Bylaws. He may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation and, in general, shall perform all duties usually incident to the office of President.

Section 4.06. Vice Presidents. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President, a Senior Vice President or a Group Vice President, shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

Section 4.07. Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the Corporation. The Secretary shall (a) give proper notice of meetings of shareholders and the Board of Directors, (b) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly and (c) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall keep the seal of the Corporation, if any, and shall affix the same to any instrument requiring it and may, when necessary, attest the seal by the Secretary’s signature. The Secretary shall have such further powers and perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

Section 4.08. Treasurer. The Treasurer shall have the general care and custody of the funds and securities of the Corporation and shall keep accurate accounts of all monies of the Corporation received or disbursed. The Treasurer shall deposit all monies, drafts and checks in the name of, and to the credit of, the Corporation in such banks and depositories as the Board of Directors shall from time to time designate. The Treasurer shall have power to endorse, for deposit, all notes, checks and drafts received by the Corporation. The Treasurer shall disburse the funds of the Corporation, as ordered by the Board of Directors, making proper vouchers therefor. The Treasurer shall render to the President and the Board of Directors, whenever required or desirable, an account of all his/her transactions as Treasurer and of the financial condition of the Corporation and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

Section 4.09. Assistant Secretaries and Assistant Treasurers. Each Assistant Secretary and each Assistant Treasurer, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors or the President.

Section 4.10. Compensation. The officers of this Corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors.

Section 4.11. Authority to Execute Agreements. The Chairman of the Board, if any, President, Vice Presidents and Secretary, and any one of them, are hereby authorized to execute or cause to be executed in the name and on behalf of this Corporation, all contracts, agreements, deeds, mortgages, bonds, options, leases, lease and other guarantees of the obligations of others, including subsidiary corporations and customers, stock transfer documents, and such other instruments as may be necessary or desirable in the conduct of the business of the Corporation; and said officers are further authorized to sign and affix, or cause to be signed and affixed, the seal of the Corporation on any instrument requiring the same, which seal shall be attested by the signature of the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer. Except as may be limited in a resolution or resolutions of the Board of Directors, in causing any of said documents to be executed in the name and on behalf of the Corporation, any of said officers shall have the authority to designate employees of the Corporation or any of its affiliates to have the power and authority to sign such documents in the name and on behalf of the Corporation as determined by the officer making such designation.

Section 4.12. Clerk. For so long as required by the Act, the Corporation shall maintain in the State of Maine a clerk, who is a natural person resident in Maine. The clerk may be, but is not required to be, one of the directors or officers of the Corporation, or the clerk may be a person holding no other position with the Corporation. The clerk must be appointed by the Board of Directors unless the Certificate of Organization reserves appointment of the clerk to the shareholders. The clerk shall not be an officer of the Corporation and the duties of the clerk shall be ministerial only. Unless otherwise kept by the Secretary of the Corporation, the clerk shall keep on file a list of all shareholders of the Corporation and keep, in a book kept for that purpose, the records of all shareholders’ meetings, including all records of all votes and minutes of the meetings. In addition to the Secretary of the Corporation, the clerk may certify all votes, resolutions and actions of the shareholders and may certify all votes, resolutions and actions of the Board of Directors and its committees.

ARTICLE V.

SHARES AND THEIR TRANSFER

Section 5.01. Certificates for Shares. Every owner of shares of the Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the Corporation owned by him. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the Corporation, by the President or a Vice President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. Such signatures may be by facsimile. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5.04.

Section 5.02. Issuance of Shares. Subject to the preemptive rights of the shareholders of this Corporation as established and prescribed by the Act, the Board of Directors is authorized to cause to be issued shares of the Corporation up to the full amount authorized by the Certificate of Organization such amounts as may be determined by the Board of Directors and as may be permitted by law.

Section 5.03. Transfer of Shares. Transfer of shares on the books of the Corporation may be authorized only by the shareholder named in the certificate, or the shareholder’s legal representative, or the shareholder’s duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The Corporation may treat, as the absolute owner of shares of the Corporation, the person or persons in whose name shares are registered on the books of the Corporation. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 5.04. Loss of Certificates. Any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed, stolen or lost. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.

ARTICLE VI.

DIVIDENDS, SURPLUS, ETC.

Section 6.01. Dividends. Subject to the provisions of the Certificate of Organization, the Board of Directors may at any regular or special meeting, declare dividends upon the stock of the Corporation unless either (a) the Corporation would not be able to pay its debts as they become due in the usual course of business or (b) the Corporation’s total assets would be less than the sum of its total liabilities plus, unless the Certificate of Organization permits otherwise, the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in its discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

Section 6.02. Record Date. Subject to any provisions of the Certificate of Organization, the Board of Directors may fix a date not exceeding forty (40) days preceding the date fixed for the payment of any dividend as the record date fixed for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.

ARTICLE VII.

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 7.01 Right to Indemnification. Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.03 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof (including claims and counterclaims), initiated by such indemnitee only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors.

Section 7.02 Right to Advancement of Expenses.

(a)     In addition to the right to indemnification conferred in Section 7.01, an indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 7.02 or otherwise.

(b)     Notwithstanding the foregoing Section 7.02(a), the Corporation shall not make or continue to make advancements of expenses to an indemnitee (except by reason of the fact that the indemnitee is or was a director of the Corporation, in which event this Section 7.02(b) shall not apply) if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the indemnitee acted in bad faith and in a manner that the indemnitee did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board of Directors by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, or (iii) if there are such directors, or if the such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee.

Section 7.03 Right of Indemnitee to Bring Suit. If a request for indemnification under Section 7.01 is not paid in full by the Corporation within 60 days, or if a request for an advancement of expenses under Section 7.02 is not paid in full by the Corporation within 20 days, after a written request has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the Act. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the Act. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 7.04 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of shareholders or directors, provisions of the Certificate of Organization or these Bylaws or otherwise.

Section 7.05 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

Section 7.06 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7.07 Nature of Rights. The rights conferred upon indemnitees in this Article VII shall be contract rights that shall vest at the time an individual becomes a director or officer of the Corporation and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 7.08 Settlement of Claims. The Corporation shall not be liable to indemnify any indemnitee under this Article VII for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such proceeding.

Section 7.09 Subrogation. In the event of payment under this Article VII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 7.10 Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, all portions of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article VII (including, without limitation, all portions of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest enforceable extent.

ARTICLE VIII.

FISCAL YEAR

Section 8.01. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

ARTICLE IX.

AMENDMENTS

Section 9.01. These Bylaws may be amended, repealed or altered, and new Bylaws made, by the Board of Directors, but the shareholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise.

ARTICLE X

LAW

Section 10.01. If any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Organization, the Act any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. If any of the provisions of the Act referred to above are modified or superceded, the references to those provisions is to be interpreted to refer to the provisions as so modified or superceded. Except as otherwise stated herein or in the Certificate of Organization, this Corporation, together with its Board of Directors and Officers, shall have all of the rights, powers, duties and responsibilities set forth in the Act.

ARTICLE XI.

SEAL

Section 11.01. The Board of Directors may provide a corporate seal, but whether or not such seal is provided, its use shall not be required in order to validate any act or instrument.

Date of Adoption:    August 27, 2012

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